Exhibit 10.2

Fourth Amendment to

OTC Equity Prepaid Forward Transaction

THIS OTC EQUITY PREPAID FORWARD TRANSACTION FOURTH AMENDMENT, dated as of July 18, 2025 (the “Fourth Amendment”), is entered into by and between Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“Seller”) and Complete Solaria, Inc., a Delaware corporations, (domesticated from Freedom Acquisition I Corp.) (the “Company”). Together, the Seller and the Company are each referred to herein as a “Party” and together as the “Parties”. Capitalized terms not defined herein shall have the meanings assigned to such terms in the EPFT Contract (as defined below).

WHEREAS, Seller, Freedom Acquisition I Corp., a Cayman Islands exempted company (“FACT”) and Complete Solaria Inc., (f/k/a Complete Solaria Holding Corporation), a Delaware corporation (as the target) entered into that certain OTC Equity Prepaid Forward Transaction, dated as of July 13, 2023 (the “Original Agreement”) as amended by a first amendment between the Parties dated as of December 18, 2023 (“First Amendment”), a second amendment between the parties dated as of May 8, 2024 (“Second Amendment”) and a third amendment between the Parties dated as of July 17, 2024 (“Third Amendment”). Together, the Original Agreement, the First Amendment, the Second Amendment and the Third Amendment are referred to herein as the “EPFT Contract”;

WHEREAS, the Parties would like to further amend the EPFT Contract; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Valuation Date provision of the EPFT Contract as follows. All other terms and conditions in the EPFT Contract shall remain unchanged and continue in full force and effect.

The Valuation Date provision shall be amended to read as follows:

“Valuation Date:	The earlier to occur of (a) August 1, 2025, which is the date that is approximately 106 weeks after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Amended and Restated Business Combination Agreement, dated as of May 26, 2023 (as may be further amended, supplemented or otherwise modified from time to time, the “BCA”), by and among FACT, First Merger Sub, Second Merger Sub, Solaria and Target, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event; and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period (the “Measurement Period”) that occurs at least 6 months after the Closing Date, the VWAP Price is less than the then applicable Reset Price, provided that a Registration Statement (as defined below) was effective and available for the entire Measurement Period and remains continuously effective and available during the entire 90 day notice period.”

No Other Amendments. All other terms and conditions of the EPFT Contract and Prior Amendment shall remain in full force and effect and the EPFT Contract shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the EPFT Contract and, except as expressly modified and superseded by this Amendment, the terms and provisions of the EPFT Contract are ratified and confirmed and continue in full force and effect. All parties hereby agree that the EPFT Contract, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

Most Favored Nation. In the event the Company enters into other similar agreements with any other investor before or after the execution of this Amendment in connection with the modification of the EPFT Contract, Company represents that the terms of such other similar agreements are not materially more favorable to such other investors thereunder than the terms of this Amendment are in respect to Seller. For the avoidance of doubt, Company acknowledges and agrees that no other provisions of the EPFT Contract are being modified in other similar agreements other than the provisions included herein, with such provisions not being modified in any different fashion in other similar agreements. In the event that another investor is afforded any more favorable terms pursuant to other similar agreements than Seller, Company shall inform Seller of such more favorable terms in writing within one business day, and Seller shall have the right to elect to have such more favorable terms included herein, in which case this Amendment shall automatically be amended to effect the same.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

In witness whereof, the undersigned have hereunto executed and delivered this Amendment as of July 18, 2025.

Company

/s/ Daniel Foley
Name: Daniel Foley
Title: Chief Financial Officer

Seller

POLAR MULTI-STRATEGY MASTER FUND
by its investment advisor,
Polar Asset Management Partners Inc.

/s/ Elisabeth Summers
Name: Elisabeth Summers
Title: General Counsel

/s/ Andrew Ma
Name: Andrew Ma
Title: Chief Compliance Officer